Exhibit 4.2

THE SOUTHERN COMPANY

TO

WELLS FARGO BANK, NATIONAL ASSOCIATION,
TRUSTEE

____________________

SIXTH SUPPLEMENTAL INDENTURE

DATED AS OF SEPTEMBER 17, 2010

____________________

SERIES 2010A 2.375% SENIOR NOTES

DUE SEPTEMBER 15, 2015

TABLE OF CONTENTS1

1 This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

THIS SIXTH SUPPLEMENTAL INDENTURE is made as of the 17th day of September, 2010, by and between THE SOUTHERN COMPANY, a Delaware corporation, 30 Ivan Allen Jr. Blvd., N.W., Atlanta, Georgia 30308 (the “Company”), and Wells Fargo Bank, National Association, a national banking association, 7000 Central Parkway, Suite 550, Atlanta, Georgia 30328 (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of January 1, 2007 (the “Original Indenture”), with Wells Fargo Bank, National Association;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as further supplemented by this Sixth Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of Senior Notes may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;

WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Sixth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

SERIES 2010A SENIOR NOTES

SECTION 101.                                Establishment.  There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company’s Series 2010A 2.375% Senior Notes due September 15, 2015 (the “Series 2010A Notes”).

There are to be authenticated and delivered $400,000,000 principal amount of Series 2010A Notes, and such principal amount of the Series 2010A Notes may be increased from time to time pursuant to Section 301 of the Original Indenture.  All Series 2010A Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder thereof, for issuances of additional Series 2010A Notes.  Any such additional Series 2010A Notes will have the same interest rate, maturity and other terms as those initially issued.  No Series 2010A Notes shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture.  The Series 2010A Notes shall be issued in definitive fully registered form.

The Series 2010A Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto.  The Depositary with respect to the Series 2010A Notes shall be The Depository Trust Company.

The form of the Trustee’s Certificate of Authentication for the Series 2010A Notes shall be in substantially the form set forth in Exhibit B hereto.

Each Series 2010A Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 102.                                Definitions.  The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series 2010A Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series 2010A Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i)  the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (ii) if the Company obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.

“Interest Payment Dates” means March 15 and September 15 of each year, commencing March 15, 2011.

“Original Issue Date” means September 17, 2010.

“Redemption Price” has the meaning given to it in Section 107 hereof.

“Reference Treasury Dealer” means a primary United States Government securities dealer in the United States appointed by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day in New York City preceding such Redemption Date).

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date (whether or not a Business Day).

“Stated Maturity” means September 15, 2015.

“Treasury Yield” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

SECTION 103.                                Payment of Principal and Interest.  The principal of the Series 2010A Notes shall be due at Stated Maturity (unless earlier redeemed).  The unpaid principal amount of the Series 2010A Notes shall bear interest at the rate of 2.375% per annum until paid or duly provided for.  Interest shall be paid semiannually in arrears on each Interest Payment Date to the Person in whose name the Series 2010A Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable.  Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series 2010A Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series 2010A Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series 2010A Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

Payments of interest on the Series 2010A Notes will include interest accrued to but excluding the respective Interest Payment Dates.  Interest payments for the Series 2010A Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months.  In the event that any date on which interest is payable on the Series 2010A Notes is not a

Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Series 2010A Notes shall be made upon surrender of the Series 2010A Notes at the Corporate Trust Office of the Trustee.  The principal of and interest on the Series 2010A Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

SECTION 104.                                Denominations.  The Series 2010A Notes may be issued in denominations of $1,000, or any integral multiple thereof.

SECTION 105.                                Global Securities.  The Series 2010A Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee.  Except under the limited circumstances described below, Series 2010A Notes represented by one or more Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series 2010A Notes in definitive form.  The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series 2010A Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or a successor Depositary or its nominee.  The rights of Holders of such Global Security shall be exercised only through the Depositary.

Subject to the procedures of the Depositary, a Global Security shall be exchangeable for Series 2010A Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series 2010A Notes.  Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series 2010A Notes registered in such names as the Depositary shall direct.

Neither the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 106.                                Transfer.  No service charge will be made for any transfer or exchange of Series 2010A Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required (a) to issue, register the transfer of or exchange any Series 2010A Notes during a period beginning at the opening of business fifteen (15) days before the date of the mailing of a notice pursuant to Section 1104 of the Original Indenture identifying the serial numbers of the Series 2010A Notes to be called for redemption, and ending at the close of business on the date of the mailing, or (b) to register the transfer of or exchange any Series 2010A Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series 2010A Notes redeemed in part.

         SECTION 107.                                Redemption at the Company’s Option.  The Series 2010A Notes will be subject to redemption at the option of the Company in whole or in part at any time and from time to time, upon not less than 30 nor more than 60 days’ notice.  The Company shall have the right to redeem the Series 2010A Notes in whole or in part at redemption prices (each, a “Redemption Price”) equal to the greater of (1) 100% of the principal amount of the Series 2010A Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Series 2010A Notes being redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted (for purposes of determining present value) to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 15 basis points, plus, in each case, accrued interest thereon to the Redemption Date.

In the event of redemption of the Series 2010A Notes in part only, a new Series 2010A Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

The Series 2010A Notes will not have a sinking fund.

Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.  The Trustee shall not be responsible for the calculation of the Redemption Price.  The Company shall calculate the Redemption Price and promptly notify the Trustee thereof.

Any redemption of less than all of the Series 2010A Notes shall, with respect to the principal thereof, be divisible by $1,000.

ARTICLE 2

MISCELLANEOUS PROVISIONS

SECTION 201.                                Recitals by Company.  The recitals in this Sixth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series 2010A Notes and of this Sixth Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 202.                                Ratification and Incorporation of Original Indenture.  As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as supplemented by this Sixth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 203.                                Executed in Counterparts.  This Sixth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

THE SOUTHERN COMPANY

By: /s/ Art P. Beattie
Art P. Beattie
Executive Vice President and Chief Financial Officer
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/Elizabeth T. Wagner
Elizabeth T. Wagner Vice President

EXHIBIT A

FORM OF SERIES 2010A NOTE

NO. __	CUSIP NO. 842587CG0

THE SOUTHERN COMPANY
SERIES 2010A 2.375% SENIOR NOTE
DUE SEPTEMBER 15, 2015

Principal Amount:	$______________
Regular Record Date:	15th calendar day prior to the applicable Interest Payment Date (whether or not a Business Day)
Original Issue Date:	September 17, 2010
Stated Maturity:	September 15, 2015
Interest Payment Dates:	March 15 and September 15
Interest Rate:	2.375% per annum
Authorized Denominations:	$1,000 or any integral multiple thereof

The Southern Company, a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________________________, or registered assigns, the principal sum of ________________________________ DOLLARS ($__________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on each Interest Payment Date as specified above, commencing on March 15, 2011 and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the “Note”) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates.  Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.  In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.  A “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

Payment of the principal of and interest due at the Stated Maturity or earlier redemption of the Series 2010A Notes shall be made upon surrender of the Series 2010A Notes at the Corporate Trust Office of the Trustee.  The principal of and interest on the Series 2010A Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

THE SOUTHERN COMPANY

By:        __________________________________
Vice President

Attest:

_____________________________
Assistant Secretary

{Seal of THE SOUTHERN COMPANY appears here}

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:          ______________________________________________
Authorized Officer

(Reverse Side of Note)

This Note is one of a duly authorized issue of Senior Notes of the Company (the “Notes”), issued and issuable in one or more series under a Senior Note Indenture, dated as of January 1, 2007, as supplemented (the “Indenture”), between the Company and Wells Fargo Bank, National Association, Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered.  This Note is one of the series designated on the face hereof as Series 2010A 2.375% Senior Notes due September 15, 2015 (the “Series 2010A Notes”) which is unlimited in aggregate principal amount.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Series 2010A Notes will not have a sinking fund.

The Series 2010A Notes will be subject to redemption at the option of the Company in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days’ notice.  The Company shall have the right to redeem the Series 2010A Notes in whole or in part at redemption prices (each, a “Redemption Price”) equal to the greater of (i) 100% of the principal amount of the Series 2010A Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Series 2010A Notes being redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted (for purposes of determining present value) to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 15 basis points, plus, in each case, accrued interest thereon to the Redemption Date.

“Treasury Yield” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series 2010A Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series 2010A Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (ii) if the Company obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means a primary United States Government securities dealer in the United States appointed by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day in New York City preceding such Redemption Date).

The Trustee shall not be responsible for the calculation of the Redemption Price.  The Company shall calculate the Redemption Price and promptly notify the Trustee thereof.

In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.  The Series 2010A Notes will not have a sinking fund.

If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the

Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-                      as tenants in                                UNIF GIFT MIN ACT- _______ Custodian ________
                                          common                                                                                     (Cust)                         (Minor)
TEN ENT-                        as tenants by the
                                          entireties                                                                under Uniform Gifts to
 JT TEN-                          as joint tenants                                                      Minors Act
                                          with right of
                                          survivorship and                                                   ________________________
                                           not as tenants                                                                          (State)
                                           in common

Additional abbreviations may also be used
though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto  _____________________________  (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  ____________________________   _________________________________________________________

                                                                                  _________________________________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:  __________________________________________________
Authorized Officer

B-1